Exhibit 99.1

TransDigm Group Announces Proposed Private Offerings of

Senior Subordinated Notes and Senior Secured Notes

CLEVELAND, Jan. 28, 2019 /PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc., is planning, subject to market and other conditions, to offer senior subordinated notes (the “Senior Subordinated Notes”) and senior secured notes (the “Senior Secured Notes” and, together with the Senior Subordinated Notes, the “Notes”) in concurrent private offerings that will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). It is expected that the Notes will be guaranteed, with certain exceptions, by TransDigm Group, TransDigm UK Holdings plc and certain of TransDigm Inc.’s existing and future U.S. subsidiaries on a senior subordinated basis or senior secured basis, as applicable.

TransDigm Inc. intends to use the net proceeds from the offering of the Senior Subordinated Notes and the offering of the Senior Secured Notes to fund a portion of the purchase price for its acquisition (the “Esterline Acquisition”) of all of the outstanding stock of Esterline Technologies Corporation (“Esterline”).

All of the Notes will be subject to a special mandatory redemption at a redemption price of 100% of the issue price of the Notes, plus accrued and unpaid interest, if (a) the Esterline Acquisition is not consummated, or the purchase agreement for the Esterline Acquisition is terminated, on or prior to the later of October 9, 2019 and the End Date (as defined in the merger agreement for the Esterline Acquisition) or (b) TransDigm Inc. announces that it will not pursue the consummation of the Esterline Acquisition.

The offerings of the Senior Subordinated Notes and the Senior Secured Notes are not contingent upon each other and there can be no assurance that the offerings will be consummated or otherwise completed.

This is not an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the ability to successfully complete the offerings of the Notes; the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including our planned acquisition of Esterline, expected to be completed in the first half of 2019, subject to the satisfaction of customary closing conditions, including regulatory approval; our indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations 216-706-2945 ir@transdigm.com